SCHEDULE 14A
                          (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

   Filed by the Registrant  1
   Filed by a Party other than the Registrant  0
   Check the appropriate box:
   0  Preliminary Proxy Statement  0 Confidential.  For Use of the Com-
                                     mission Only (as permitted by
                                     Rule 14a-6 (e) (2))
   1  Definitive Proxy Statement
   0  Definitive Additional Materials
   0  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       THE KUSHNER-LOCKE COMPANY
          (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   1  No fee required.
   0  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transactions:

   (5)  Total fee paid:

   0  Fee paid previously with preliminary materials:

   0 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

   (2)  Form, Schedule or Registration Statement no.:

   (3)  Filing Party:

   (4)  Date Filed:

                      THE KUSHNER-LOCKE COMPANY
                11601 Wilshire Boulevard, 21st Floor
                        Los Angeles, CA  90025
                         ___________________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held March 23, 2000
                         ____________________

To the Shareholders:

   Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of THE KUSHNER-LOCKE COMPANY (the "Company") will be held at the Luxe Summit Hotel Bel-Air, 11461 Sunset Boulevard, Los Angeles, California on Thursday, March 23, 2000, at 2:30 P.M., local time, to consider and vote upon the following proposals:

   1.  To elect five directors of the Company;
   2. To ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the year ending September 30, 2000;
   3. To approve an amendment to the Company's 1988 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance from 1,820,000 to 2,500,000; and
   4. To transact such other business as properly may come before the annual meeting.

   Information concerning these matters, including the names of the nominees for the Company's Board of Directors, is set forth in the attached Proxy Statement, which is a part of this Notice.

   The Board of Directors has fixed February 23, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

   The Company's Board of Directors urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

   Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the votes such proxy pertains to. You may revoke your proxy by a writing delivered to the attention of the Company's Corporate Secretary stating that such proxy is revoked, or by a subsequent proxy executed by you and presented at the meeting, or by attending the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                    By Order of the Board of Directors

                                    /s/ DONALD KUSHNER
                                    Donald Kushner
                                    Co-Chairman, Co-Chief Executive Officer and
                                    Secretary
March 1, 2000
Los Angeles, California

      TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                        THE KUSHNER-LOCKE COMPANY
                    11601 Wilshire Boulevard, 21st Floor
                          Los Angeles, CA  90025
                            ___________________

                             PROXY STATEMENT
                            ___________________

     This Proxy Statement is furnished to the shareholders of The Kushner-Locke Company (the "Shareholders") in connection with the solicitation by the Board of Directors of The Kushner-Locke Company (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Luxe Summit Hotel Bel-Air, 11461 Sunset Boulevard, Los Angeles, California on Thursday March 23, 2000, at 2:30P.M., local time, and any adjournment(s) thereof.

     The Company's principal executive offices are located at 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025, and its telephone number is (310) 481-2000.

     This Proxy Statement, the accompanying Notice of Annual Meeting, the accompanying proxy card(s) and the accompanying Company's 1999 Annual Report are being first mailed to Shareholders on or about March 1, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

     Each proxy will be voted in accordance with the instructions contained therein. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote for the election of the director nominees listed in this Proxy Statement (the "Nominees"), for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended September 30, 2000, and for the amendment to the Company's 1988 Stock Incentive Plan to increase by 680,000 the number of shares reserved and available for issuance thereunder, and in their discretion as to any other business that may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors does not know of any other business to be brought before the Annual Meeting. Shares held by banks, custodians, nominees and fiduciaries not voted in person or by proxy will be deemed not present at the Annual Meeting. The votes of the holders of shares of the common stock of the Company (the "Common Stock") will be counted by a representative of the Company's stock transfer agent or another inspector of elections appointed by the Company.

     Each proxy will continue in full force and effect unless and until revoked by the person executing it prior to the vote relevant pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above stating that such proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed.

General Information

     The Board of Directors has fixed February 23, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. As of the end of business on February 23, 2000, 13,844,408 shares of Common Stock were issued, outstanding and entitled to vote at the meeting.

     Shareholders who own shares of Common Stock registered in different names or at different addresses will receive more than one proxy card. A Shareholder must sign and return each of the proxy cards received to ensure that all of the shares of Common Stock owned by such Shareholder are represented at the Annual Meeting.

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business if such proxies are properly executed and present at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to the Shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote as to the election of the Board of Directors, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended September 30, 2000, and the amendment to the Company's 1988 Stock Incentive Plan to increase by 680,000 the number of shares reserved and available for issuance thereunder.

     Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of Directors, the five nominees receiving the highest number of affirmative votes will be elected. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended September 30, 2000 and the approval of the amendment to the Company's 1988 Stock Incentive Plan to increase by 680,000 the number of shares reserved and available for issuance, the approval of such amendment by a majority of the shares of Common Stock present at the Annual Meeting, either in person or by proxy, and voting will constitute approval of such amendment.

     In the election of directors, a Shareholder may cumulate his votes for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any Shareholder has given notice at the meeting prior to the voting of his intention to so cumulate his votes. If any one Shareholder has given such notice, all Shareholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the Shareholder or proxy holder deems fit.

     Dissenters' rights of appraisal will not be available under California law with respect to any proposal to be submitted by the Board of Directors at the Annual Meeting.

                            ELECTION OF DIRECTORS

     An entire Board of Directors consisting of 5 directors is proposed to be elected at the Annual Meeting. Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are duly elected and qualified. The Board of Directors may be increased to not more than a total of 7 directors by action of the Board of Directors.

     The Board of Directors has voted to recommend the following persons for election as directors:

         Peter Locke                               Stuart Hersch
         Donald Kushner                            John Lannan
         Irwin Friedman

     All of the nominees for director named above (the "Nominees") have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the Nominees. In case any of the Nominees shall become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

     The following table contains certain biographical information with respect to the Nominees:

                 INFORMATION CONCERNING NOMINEES FOR DIRECTORS

<CAPTIONS>
                  Director Term
Name            Age Since Expires    Position
----------      --- ----- ------- -----------------
Peter Locke     56  1983  2000  Co-Chairman, Co-Chief Executive Officer;
                                Director
Donald Kushner  54  1983  2000  Co-Chairman, Co-Chief Executive Officer
                                and Secretary; Director
Irwin Friedman* 66  1998  2000  Director
Stuart Hersch*  49  1989  2000  Director
John Lannan*    53  1998  2000  Director

*  Member of Compensation and Audit Committees

     The business experience, principal occupations, and employment of each of the Nominees for at least the past five years are as follows:

     Peter Locke co-founded the Company with Donald Kushner in 1983 and currently serves as Co-Chairman and Co-Chief Executive Officer of the Company. Mr. Locke has served as executive producer on substantially all of the Company's productions since its inception. Prior to 1983, Mr. Locke produced several prime-time television programs, including two years of the Stockard Channing Show and the NBC television mini-series The Star Maker, starring Rock Hudson. Mr. Locke also produced two made-for-television movies telecast on CBS and the films The Hills Have Eyes Parts I and II. Mr. Locke is Co-Chairman of the board of directors of US SEARCH.com, a majority-owned subsidiary of the Company.

     Donald Kushner co-founded the Company with Peter Locke in 1983 and currently serves as Co-Chairman, Co-Chief Executive Officer and Secretary. Mr. Kushner has served as executive producer on substantially all of the Company's productions since its inception. Mr. Kushner was the producer of Tron, a 1982 Walt Disney theatrical film starring Jeff Bridges, which was nominated for two Academy Awards. Mr. Kushner is Co-Chairman of the board of directors of US SEARCH.com.

     Irwin Friedman has served as a director of the Company since 1998. Mr. Friedman is President of I. Friedman Equities, Inc., a corporate financial services firm, which he founded more than twenty years ago. Since 1991 Mr. Friedman has rendered financial consulting services to the Company through I. Friedman Equities, Inc. Mr. Friedman was responsible for introducing the Company to various investment banking firms, and has advised and assisted the Company with various corporate financing and other transactions. Mr. Friedman is a director of Recoton Corporation, a consumer electronics company.

     Stuart Hersch has served as a director of the Company since 1989. Since 1996, Mr. Hersch has been a consultant to several entertainment companies. In 1996, Mr. Hersch became a consultant to the Company. Mr. Hersch assists the Company in analyzing potential strategic acquisitions and provides the Company consulting services in connection with the Company's infomercial operations. From 1990 to 1996, Mr. Hersch was President of the WarnerVision Entertainment division of Atlantic Records, a subsidiary of Time-Warner, Inc. From 1988 to 1989, Mr. Hersch was Chairman of Hersch Diener & Company, an independent consulting firm. From 1983 to 1987, Mr. Hersch was the Chief Operating and Chief Financial Officer of King World Productions, Inc.

     John Lannan has served as a director of the Company since 1998. Mr. Lannan is the President of Brentwood Partners, Inc., a mortgage banking company. From 1995 to 1998 Mr. Lannan was Vice

President of Westco Real Estate Finance Corp., a mortgage banking company. Previously he was Vice-Chairman of Hollingsworth & Lord, a mortgage banking company. Mr. Lannan is a director of Centennial Bank and of Orange County Bancorp, treasurer of the Lannan Foundation, a not-for-profit organization, and is a member of the California Bar.


                       COMPENSATION OF DIRECTORS

     Directors who are also executive officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any committee thereof. Peter Locke and Donald Kushner receive no compensation for serving as a member of the Board of Directors. Irwin Friedman and Stuart Hersch receive $25,000 annually each, and John Lannan receives $15,000 annually, for serving on the Board of Directors and any committees thereof. Mr. Hersch was granted options to purchase 16,667 shares at an exercise price of $1.875 in August 1997. Each of Messrs. Friedman and Lannan were granted options to purchase 16,667 shares at an exercise price of $2.84 in June 1998. Each of Messrs. Friedman, Hersch and Lannan were granted options to purchase 13,333 shares at an exercise price of $7.19 in February 1999. Each of Messrs. Friedman, Hersch and Lannan were granted options to purchase 16,667 shares at an exercise price of $4.8125 in September 1999, and Mr. Hersch was granted options to purchase 40,000 shares at an exercise price of $4.8125 in September 1999.

     During the 1999 fiscal year, there were six meetings of the Board of Directors, five meetings of the Compensation Committee and two meetings of the Audit Committee of the Board of Directors. Each director attended all of the meetings of the Board of Directors, the Compensation Committee and the Audit Committee held during the period for which he was a director or for which he had served as a committee member.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
            "FOR" THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.


                             INDEPENDENT ACCOUNTANTS

     Upon unanimous recommendation of the Audit Committee, the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2000. PricewaterhouseCoopers LLP has served as the Company's independent accountants since October 1998. Services provided to the Company by PricewaterhouseCoopers LLP for fiscal year 1999 were the audit of the Company's consolidated financial statements and the preparation of the Company's and certain joint ventures' income tax returns.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statement as they may desire.

     In the event Shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
          OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
             AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

             PROPOSED AMENDMENT TO 1988 STOCK INCENTIVE PLAN

General

     The Board of Directors proposed that the shareholders ratify an amendment (the "Plan Amendment") to the Company's 1988 Stock Incentive Plan, as amended (the "Plan"), in order to increase the number of shares of the Company's Common Stock issuable pursuant to the Plan from 1,820,000 shares to 2,500,000 shares. The Board of Directors believes the proposed Plan Amendment will aid the Company in attracting, retaining and motivating key employees and certain third parties by assuring the continuing availability of stock incentives in the appropriate circumstances. The closing price of the Common Stock as reported on the NASDAQ National Market was $5.00 on February 23, 2000.

Summary of Existing Plan

     The 1988 Stock Incentive Plan (the "Plan") authorizes the granting of varying forms of stock incentive awards ("Awards") to qualified officers, employees, directors, key employees and third parties providing valuable services to the Company, e.g., independent contractors, consultants and advisors to the Company. In April 1999, the shareholders of the Company voted to increase the adjusted authorized number of shares available under the Plan from 1,250,000 to 1,820,000. The Plan may be administered by a committee appointed by the Board and consisting of two or more members, each of whom must be Non-Employee Directors. A Non-Employee Director is defined as a director who is not employed by the Company or its subsidiaries, does not receive compensation from the Company or its subsidiaries other than as a director, except for compensation in an amount less than $60,000, and is generally disinterested. The Plan is currently administered by the entire board of directors, who determine the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards. All employees, officers and directors of, and consultants to, the Company are eligible to participate in the Plan. The Committee determines which persons shall be granted options and other Awards, the extent of such grants and, consistent with the Plan, the terms and conditions thereof. At February 23, 2000 approximately 50 employees of the Company and three directors of the Company who are not also employees of the Company were eligible to receive Awards.

     The Plan is designed to help the Company attract and retain qualified persons for positions of substantial responsibility and to provide certain key employees and consultants with an additional incentive to contribute to the success of the Company. Awards can be Stock Options ("Options"), Stock Appreciation Rights ("SARs"), Performance Share Awards ("PSAs") and Restricted Stock Awards ("RSAs"). The number of shares available for Award under the Plan is subject to adjustment in certain events. Shares relating to Options or SARs which are not exercised, shares relating to RSAs which do not vest and shares relating to PSAs which are not issued will again be available for issuance under the Plan.

     As of February 23, 2000, options to purchase 1,273,969 shares of the Company's Common Stock were outstanding under the Plan. Through that date stock awards and options to purchase 546,031shares had been exercised, options to purchase 464,615 shares had expired or been canceled, and no options to purchase shares remained available for grant under the Plan. If the Plan Amendment is approved, 200,000 shares of restricted Common Stock will be granted to each of Donald Kushner and Peter Locke pursuant to a February 14, 2000 Award by the Compensation Committee, and such restricted Common Stock and option Awards for 24,324 shares to certain other employees will become subject to the Plan.

     An Option may be an incentive stock option ("ISO") within the meaning of the internal Revenue Code or a nonqualified option. The exercise price for Options is to be determined by the Committee, but in the case of an ISO is not to be less than fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of

Common Stock already owned by the participant for at least six months or, if authorized by the Committee, a promissory note secured by the Common Stock issuable upon exercise. In addition, the award agreement may provide for "cashless" exercise and payment. Subject to early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related award agreement until the expiration date determined by the Committee (not to exceed 10 years from the date of grant).

     The options granted under the Plan become exercisable on such dates as the Board determines in the terms of each individual option. Options are subject to termination in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise; unless the Committee arranges for a continuation of the Plan or for the optionee to receive payment or new options covering shares of the corporation purchasing or acquiring the assets or stock of the Company, in substitution of the options granted under the Plan. The Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exercisability of options granted under the Plan. An ISO to a holder of more than 10% of the total combined voting power of all classes of stock of the Company must expire no later than five years from the date of grant. A nonqualified stock option must expire no later than ten years from the date of the grant.

     The options granted under the Plan are not transferable other than by will or the laws of descent and distribution. Unexercised options generally lapse 3 months after termination of employment other than by reason of retirement, disability or death (except in the case of ISOs) in which case it terminates one year thereafter.

     An SAR is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of grant to the date of exercise. In its discretion, the Committee may grant an SAR concurrently with the grant of an Option. An SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Committee in its discretion may pay the amount in cash, shares of Common Stock, or a combination thereof.

     An RSA is an award of a fixed number of shares of Common Stock subject to restrictions. The Committee specifies the prices, if any, the recipient must pay for such shares. Shares included in an RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited.

     A PSA is an award of a fixed number of shares of Common Stock, the issuance of which is contingent upon the attainment of such performance objectives, and the payment of such consideration, if any, as is specified by the Committee.

     The Plan also provides for certain tax-offset bonuses and tax withholding using shares of Common Stock instead of cash.

     When a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by that date or shares subject to the participant's PSAs which have not been issued are forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment or of service on the Committee must be exercised within certain specified periods of time from the date of termination, dependent upon the reason for termination. Options which have not yet become exercisable on the date the participant terminates employment or service for a reason other than retirement, death or total disability terminate on that date.

     The Plan provides for anti-dilution adjustments in the event of a reorganization, merger, combination, recapitalization, reclassification, stock dividend, stock split or reverse stock split; however, no such adjustment need be made if it is determined that the adjustment may result in the receipt of federally taxable income to optionees or the holders of Common Stock or other classes of the Company's securities. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company is not the surviving entity, the Plan will terminate, and any outstanding awards will terminate and be forfeited unless assumed by the successor corporation.

     The Board of Directors may, at any time, terminate, amend or suspend the Plan. In addition, the Committee may, with certain exceptions, amend any provision of the Plan. The Plan currently provides that the Board may amend the Plan at any time without obtaining shareholder approval to the fullest extent permitted by applicable law or regulation. In the event the Board determines that shareholder approval is required by applicable law or regulation, then such amendments would be effective once approved by the Board and the holders of a majority of the shares of Common Stock.

Plan Amendment

     As noted above, there are presently no available shares of Common Stock authorized for purposes of granting Awards under the Plan. The Board of Directors believes that having the ability to grant Awards under the Plan will enable the Company to attract, retain and motivate key employees and certain third parties. The Plan Amendment, if approved by shareholders, will increase the number of shares of Common Stock available under the Plan by 680,000 shares.

     The text of the Plan Amendment is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.


Certain Federal Income Tax Matters

     The tax consequences with respect to Awards are quite complex and subject to change. Thus, the following discussion is general in nature and does not purport to be complete. We recommend that each eligible participant contact his, her or its advisor as to the potential tax consequence for them. Generally, Options granted under the Plan will not result in the recognition of income by the recipient at the time of the grant. However, upon the exercise of an Option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Stock purchased upon such exercise, and the Company will generally be entitled to a deduction of a like amount. Recipients of RSAs will not ordinarily recognize income upon receipt of the Award absent an election under the Code to recognize income upon the date of grant. Income will be recognized in an amount equal to the difference between the purchase price of the Stock and the fair market value of the Stock on the date of vesting (or grant, if the above-referenced election has been made), and the Company will generally be entitled to a deduction of a like amount.

     Each Director and executive officer of the Company who is eligible to receive Awards under the Plan can be considered to have an interest in the vote on this proposal.

     The affirmative vote of a majority of shares of Common Stock voting at the Special Meeting if a quorum is present will be necessary for the approval of the Plan Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
              "FOR" THE APPROVAL OF THE PLAN AMENDMENT

            EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

     Directors of the Company are elected annually by the shareholders to serve for a term of one year or until their successors are duly elected and qualified. Officers are elected by the Board of Directors and serve at the Board's pleasure. Set forth below is certain information concerning each person who was an executive officer or director of the Company as of September 30, 1999, each of whom continue to serve in the capacities indicated.

<CAPTIONS>
                       Director
Name              Age   Since     Position
Peter Locke       56    1983   Co-Chairman and Co-Chief Executive Officer
Donald Kushner    54    1983   Co-Chairman, Co-Chief Executive Officer and
                               Secretary
Irwin Friedman*   66    1998   Director
Stuart Hersch*    49    1989   Director
John Lannan*      53    1998   Director
Bruce St. J.
     Lilliston    48      -    Chief Operating Officer and President
Robert Swan       52      -    Senior Vice President and Chief Financial Officer

______________________

*  Member of Audit Committee and Compensation Committee

Background of Executive Officers

     The business experience, principal occupations and employment of each of the directors and executive officers of the Company, for at least the past five years, are as follows:

     See "Information Concerning Nominees for Directors" for information regarding Peter Locke and Donald Kushner.

     Bruce St.J Lilliston became President and Chief Operating Officer of the Company in October 1996. Prior to joining the Company, Mr. Lilliston practiced entertainment law for 19 years. He represented the Company in various transactions for the two years preceding his appointment as Company President and Chief Operating Officer. Mr. Lilliston served as an arbitrator for the American Film Marketing Association, and also served a special master for the Los Angeles Superior Court. He graduated from the University of Chicago Law School in 1977, where he was an associate editor of the University of Chicago Law Review. He received his bachelor of arts degree with honors from Brown University in 1974. Mr. Lilliston was a partner in the law firm of Paul, Hastings, Janofsky & Walker from 1989 to 1991, where he was managing partner of that firm's entertainment finance and transactions practice.

     Robert Swan joined the Company as Controller in October 1996. In May 1997 Mr. Swan was appointed Chief Financial Officer and in May 1998 became Senior Vice President and Chief Financial Officer. Prior to assuming the Chief Financial Officer role for the Company, Mr. Swan had been Chief Financial Officer of AVI Entertainment Group, Inc., a music publishing and distribution company since 1994. Mr. Swan is a Certified Public Accountant and holds an MBA in finance and accounting from the University of California at Los Angeles.

Other Significant Employees

     The business experience, principal occupations and employment for at least the past five years of certain other significant employees who have made or are expected to make significant contributions to the business of the Company are as follows:

     Rob Aft, age 35, was appointed President of International Distribution of the Company in December 1999. From November 1994 to November 1999, Mr. Aft was Senior Vice President for Worldwide Distribution at Behaviour Worldwide. From August 1991 to November 1994, Mr. Aft was Vice President International Sales for Trimark Holdings. Mr. Aft was a member of the board of directors of the American Film Marketing Association.

     Richard Marks, age 51, was appointed Executive Vice President and General Counsel of the Company in April 1997. Prior to that, he served as the Company's Senior Vice President in charge of Legal and Business Affairs since
joining the Company in October 1993.   From 1991 to October 1993, Mr. Marks
served as Senior Vice President in charge of Business and Legal Affairs for Media Home Entertainment, an independent film producer and video distributor. From 1983 to 1991 Mr. Marks held similar legal and business affairs positions with Walt Disney Pictures, Paramount Pictures and Weintraub Entertainment Group.

     Adam Moos, age 39, joined the Company in October 1999 as Executive Vice President-Production. From 1994 to October 1999. Mr. Moos was Vice President-Production at Film Finances, Inc., a production guarantor.

     Phillip Mittleman, age 29, joined the Company in 1993 as Director of Development, Feature Films. In March 1994 Mr. Mittleman was appointed Vice President, Feature Films. In 1995 Mr. Mittleman was appointed Executive Vice President, Feature Films. Prior to 1993 Mr. Mittleman served as production coordinator, script coordinator and writer's assistant on various Company projects.

     Steven Rosen, age 39, joined the Company in June 1994 as Production Controller. In June 1995 Mr. Rosen was appointed Director - Production Finance. In June 1997 Mr. Rosen was appointed Vice President - Production Finance. In January 1999 Mr. Rosen was appointed Executive Vice President, Operations and Finance. Prior to June 1994 Mr. Rosen served as Controller of The Finnigan Pinchuk Company.

     Brent N. Cohen, age 41, has served as President, Chief Executive Officer and a director of US SEARCH.com since February 3, 2000. Mr. Cohen served on the advisory boards of several Internet start-up companies from October 1998 through January 2000. From 1977 through October 1998 Mr. Cohen held senior management positions with Packard Bell NEC (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President - Consumer and International. Mr. Cohen olds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA degree with Honors from the University of Cape Town in South Africa. He is also a chartered accountant.

     Nicholas Matzorkis, age 37, is the Chief Strategist of US SEARCH.com. Mr. Matzorkis co-founded US SEARCH.com in 1994 and served as its President and a director from inception to September 1998. From 1992 to 1994, Mr. Matzorkis was founder and President of U.S. Bell Long Distance, an aggregator and reseller of telecommunications services. In addition, from 1992 through 1997 Mr. Matzorkis consulted with companies in the entertainment industry on Web site development, and promoted a variety of music and entertainment ventures.

     William G. Langley, age 50, has served as Chief Financial Officer of US SEARCH.com since March 1999. From September 1992 to March 1999, Mr. Langley served as Chief Financial Officer of FEI Company, a company that designs, manufactures and markets particle beam products, and was promoted in October 1994 to its Chief Financial Officer, Chief Operating Officer, President and director. Mr. Langley was Vice President of Acquisitions/Finance for Ticonderoga Partners from 1990 to 1992 as well as Vice President of Capital Preservation and Restructuring for Shearson Lehman Hutton from 1988 to 1990. From 1984 to 1988, Mr. Langley served as the Vice President-Asset Finance at Kidder, Peabody & Company. He is a member of the Oregon state bar and a certified public accountant. Mr. Langley holds an LL.M. from New York University School of Law, a J.D. from Northwestern School of Law of Lewis & Clark College and a B.A. from Albertson College of Idaho.

     Robert J. Richards, age 46, has served as Vice President, Operations of US SEARCH.com since April 1999. From November 1996 to 1999, Mr. Richards served as Vice President, Operations at E-Net Corporation, overseeing certain aspects of research and development, technical support, technical writing and MIS activities. From October 1995 to September 1996, Mr. Richards served as Vice President, Operations at GEMM Corporation and directed all operations activities including sales, marketing, administration research and development. Mr. Richards joined QuickResponse Services, Inc. in February 1988 serving in various roles, and became its Vice President, Research and Development in July 1994. From June 1983 to February 1988, Mr. Richards served as Director, Systems Technology and then as Vice President, Operation at the Pacific Stock Exchange. Mr. Richards holds a B.A. in Business and Economics from Moravian College.

     Robert Anderson, age 42, has served as Marketing Vice President of US SEARCH.com since October 1999. From November 1997 to October 1999, Mr. Anderson was an independent marketing consultant who served as Strategy Director for USWeb/CKS, head of marketing for Apple Computer, and head of sales and marketing for Seiko Epson Corporation. From 1995 to 1997 Mr. Anderson co-founded and operated Silver Hammer, an Emmy Award-winning broadcast design firm. Mr. Anderson holds an MBA degree from Columbia University and a B.S. in computer science from the University of Southern California.

     Karol Pollock, age 47, has served as Vice President and General Counsel for US SEARCH.com since October 1999. From September 1996 to October 1999 Ms. Pollock was Regional Counsel with NASD Regulation, Inc. From March 1993 to July 1996 Ms. Pollock was General Counsel and Assistant Director of the New Mexico Securities Division. From September 1990 to September 1992 Ms. Pollock was a senior staff attorney with the Securities and Exchange Commission. Ms. Pollock holds a J.D. degree from Loyola University School of Law in Los Angeles and a B.A. in political science from the University of Illinois.

     Meg Shea-Chiles, age 45, has served as Vice President, Business Development of US SEARCH.com since May 1999. From 1998 to 1999, Ms. Meg Shea-Chiles served as Executive of Global Alliances at IBM, where she also served as Director of Reengineering and Information Technology from 1996 to 1998, and Program Director of Business Development from May 1995 to 1996. From December 1994 to May 1995, Ms. Shea-Chiles served as Vice President, Product Design for NBS Imaging Systems, Inc., a systems integrator and producer of identification and verification cards. From March 1989 to December 1994, Ms. Shea-Chiles served in various roles at Network Equipment Technologies, Inc., a manufacturer of enterprise network equipment, and became its Senior Director of Strategic Partnership Programs in 1991. Ms. Shea-Chiles holds a B.S., magna cum laude, in Psychology and in Biology from Boston College and a M.S. in Chemistry from Southern Methodist University.

     Alan Mazursky, age 41, has served as Vice President, Finance of US SEARCH.com since March 1999. From January 1998 to March 1999 Mr. Mazursky was a consultant to the Company and acted as Chief Financial Officer of US SEARCH.com from July 1998 through March 1999. From 1996 to 1998 Mr. Mazursky was an independent financial consultant. From 1988 to 1996 Mr. Mazursky was Chief Financial Officer of Hard Rock Cafe America, the owner, operator and franchisor of Hard Rock Cafe restaurants in the western United States and certain international territories.

              BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS

     The following table sets forth certain information as of February 15, 2000 concerning the beneficial ownership of Common Stock, by (i) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of the current Directors of the Company;
(iii) each of the Named Executive Officers; and (iv) all current Directors and Executive Officers of the Company as a group. The address and telephone number for those directors and executive officers not otherwise noted is 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025, (310) 481-2000.

<CAPTIONS>
                                             Common Stock       Percent of
     Beneficial Owner                     Beneficially Owned     Class (8)
Peter Locke                                    931,012 (1)           6.54%
Donald Kushner                                 881,157 (1)(2)        6.19%
Irwin Friedman                                 132,222 (3)              *
Stuart Hersch                                  154,518 (4)           1.10
John Lannan                                     51,110 (5)              *
Bruce St. J. Lilliston                          41,667 (4)              *
Robert Swan                                     15,000 (6)              *
Gruber & McBaine Capital Management, LLC     2,016,150 (7)          14.56%
Jon D. Gruber                                2,286,550 (7)          16.52%
J. Patterson McBaine                         2,326,300 (7)          16.80%
Thomas O. Lloyd-Butler                       2,016,150 (7)          14.56%
All directors and executive officers as a
  group (seven individuals)                  2,206,686              14.74%
                                            (1)(2)(3)(4)(5)(6)

_____________
*  Less than 1%

(1) Includes 350,000 shares subject to options which are currently exercisable or exercisable within 60 days of the date hereof, and excludes 66,666 options which are not currently exercisable or exercisable within 60 days of the date hereof and 200,000 shares of restricted Common Stock which are issuable subject to shareholder approval of the Plan Amendment.

(2)  Includes 33,333 shares owned by a corporation controlled by Mr. Kushner.

(3) Includes 117,222 shares subject to options and warrants currently exerciseable, and excludes 5,555 shares subject to options and warrants which are not currently exercisable or exercisable within 60 days.

(4)  Represents shares subject to options currently exercisable.

(5) Includes 37,778 shares subject to options currently exercisable, and excludes 5,555 shares subject to options which are not currently exercisable or exercisable within 60 days.

(6)  Includes 10,000 shares subject to options currently exercisable.

(7) The information reported herein was provided orally by Gruber & McBaine Capital Management, LLC as of January 17, 2000, superceding information set forth in Form 13D dated December 10, 1999 filed jointly by Gruber & McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Thomas O. Lloyd-Butler. All such persons reported shared voting and dispositive powers for 2,016,150 shares. Mr. Gruber reported sole voting and dispositive powers for 247,400 additional shares. Mr. McBaine reported sole voting and
dispositive powers for 310,150 additional shares.   The address of each such
person is 50 Osgood Place, Penthouse, San Francisco, CA  94133

(8) As a percentage of the 13,844,408 shares outstanding on February 15, 2000 plus certain shares issuable upon conversion of convertible securities or subject to options held by such person or persons.



                            EXECUTIVE COMPENSATION
Cash Compensation

     The following table sets forth the cash compensation paid or accrued by the Company during the fiscal year ended September 30, 1999 to the Chief Executive Officer and each executive officer of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

<CAPTIONS>
                                                   Long-Term
                               Annual         Compensation Awards
                           Compensation(1)  -----------------------
                           ---------------               Securities   All Other
Name and                                     Restricted  Underlying Compensation
Principal            Fiscal Salary   Bonus     Stock       Options/     (1)(4)
Position              Year    ($)     ($)     Awards($)     SARs(#)       ($)
--------------------------------------------------------------------------------
Peter Locke(2)(3)     1999  457,596  679,904  243,750(5)   100,000/0      4,216
Co-Chairman, Co-Chief 1998  425,000      --       --           --        30,856
Executive Officer     1997  425,000      --       --       166,666/0     36,293

Donald Kushner(3)     1999  457,596  679,904  243,750(5)   100,000/0      4,216
Co-Chairman, Co-Chief 1998  425,000      --       --           --        27,989
Executive Officer     1997  425,000      --       --       166,666/0     33,878
and Secretary

Bruce Lilliston       1999  400,000  118,811      --        12,500/0        --
President and Chief   1998  400,000   74,132      --         8,333/0        --
Operating Officer     1997  400,000      --       --        20,834/0        --

Robert Swan           1999  186,153   20,000      --           --           --
Senior Vice President 1998  172,558      --       --           --           --
and Chief Financial   1997  124,154      --       --        25,000/0        --
Officer

______________________

(1) In accordance with the rules of the Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus disclosed in this table. Does not include perquisites including automobile allowances and $25,000 annual non-accountable expense allowances in the case of Messrs. Locke, Kushner and Lilliston.

(2) Does not include payments by the Company's subsidiary, US SEARCH.com, prior to January 30, 1998, when the Company acquired such subsidiary.

(3) Does not include options to purchase shares of the common stock of US SEARCH.com which were approved by the Company and Search, but subsequently were terminated prior to full documentation pursuant to a waiver of any rights to receive such options executed by Messrs. Kushner and Locke.

(4) Consists of term life insurance premiums paid by the Company on behalf of the Named Executive Officers in respect of a $3,500,000 policy and disability insurance premiums paid by the Company on behalf of the Named Executive Officers.

(5)  Consists of 50,000 shares for which the restrictions lapsed in June 1999.

Employment Agreements

     Messrs. Kushner and Locke. In March 1994, the Company amended employment agreements with each of Messrs. Kushner and Locke to extend the term of the agreement to September 1998 and reduce the maximum annual performance bonus that each may receive to 4% of pre-tax earnings up to a maximum of $270,000 in fiscal 1997 and $290,000 in fiscal 1998. Under the revised agreements, Messrs. Kushner and Locke each received a base salary of $425,000 in fiscal 1997 and fiscal 1998. In addition, the Company granted to each, in March 1994, options to purchase 150,000 adjusted shares of common stock at an adjusted exercise price per share of $5.04. The options are fully vested.

     In October 1997, the Company extended the term of Messrs. Kushner and Locke's agreements to October 2002. Messrs. Kushner and Locke each continued to receive annual base compensation of $425,000 in fiscal 1997 and fiscal 1998, and receive $25,000 annual increases beginning in fiscal 1999 under the amended agreement up to a maximum of $525,000. If the Company achieves earnings before income taxes prior to the profit bonuses in excess of $2,000,000, each of Messrs. Kushner and Locke are entitled to profit bonuses at graduated rates ranging from 5% of such annual earnings before income taxes up to $4,000,000, with increasing percentages up to 7.5% of annual earnings before income taxes in excess of $8,000,000. The total profit bonus is not to exceed two times annual base compensation.

     In August 1997, the Company granted to each of Messrs. Kushner and Locke options to purchase 83,333 adjusted shares of Common Stock at an exercise price per share of $1.875. These options (time vesting options) vest over a five year period, with 20% vesting respectively on each of the five annual anniversary dates following the date of the grant (subject to acceleration in the event of termination of optionee's employment agreement by such optionee for "cause" (as defined therein) or wrongfully by the Company or upon certain "Events" (as defined under the agreement), including termination following a "change-in-control" as defined in the agreement). The Company also granted to each of Messrs. Kushner and Locke options to purchase an additional 83,333 (post reverse split) shares of Common Stock at an exercise price per share equal to $1.875, vesting at the rate of 20% per year, but exercisable only upon (i) the achievement of at least 85% of certain annual earnings before income tax targets to be set by the board of directors or (ii) the Company's Common Stock reaching certain public trading prices ranging from $3.00 to $6.00 per share. Such performance options are also subject to accelerated vesting and exercisability under the circumstances described above for the time-vesting option tranche. As of September 30, 1999 50,000 time vesting options and 83,333 performance options had vested for each of Messrs. Kushner and Locke.

     In March 1999 the Company further amended the employment contracts of Messrs. Kushner and Locke to extend the term of the agreements to March 2004. Under the revised employment agreements, each of Messrs. Kushner and Locke were granted a $25,000 increase in annual base compensation for each year of employment, and will be entitled to an annual base compensation of $550,000 in fiscal 2003 and $575,000 in fiscal 2004. Messrs. Kushner and Locke were also granted 50,000 shares of restricted Common Stock, and one-half of each of their remaining unvested stock options were determined to be immediately vested. In June 1999 the restrictions on the shares of common stock lapsed and unrestricted shares were issued to each of them.

     In September 1999 the Board of Directors granted to each of Messrs. Kushner and Locke special bonuses of $500,000 and fully vested options to acquire 100,000 shares of common stock at $4.6875 per share. The awards were granted based upon the executives' overall performance. In February 2000 the Compensation Committee granted to each of Messrs. Kushner and Locke 200,000 restricted shares of Common Stock subject to shareholder approval of the Plan Amendment. The

Company does not believe that compensation expense attributable to such grants will be deductible for tax purposes.

     The Company also provides Messrs. Kushner and Locke with certain fringe benefits, including $3,500,000 of term life insurance with a split dollar ownership structure and disability insurance for each person. If the employment agreement is terminated by the employee for "cause" or wrongfully by the Company, the Company is required to pay the present value of all unpaid premiums on the split dollar policy for the ten (10) year period ending February 2007. The Company also agreed to assign any key-man life insurance policy to the employee after certain terminations of the employment agreement. The agreements permit Messrs. Kushner and Locke to collect outside compensation and to provide limited services outside of their employment with the Company and to receive compensation therefor, so long as such activities do not materially interfere with the performance of their duties under the agreements. Each of Messrs. Kushner and Locke also may require the Company to change its name to remove his name within one year after the expiration or termination of his employment agreement, except that the Company may continue to use such name for a period of one year after such notice, or for such longer period of time as is reasonably necessary to cause the Company not to default under any indebtedness for borrowed money or other material agreement. In the event Messrs. Kushner's or Locke's employment agreement is terminated following a change of control, as such term is defined therein, such executive would be entitled to a lump sum payment equal to all compensation and benefits provided for in the agreement for the remainder of the term, discounted at the rate of 10% per annum.

     Mr. Lilliston. In September 1996, the Company entered into an employment agreement with Bruce St. J. Lilliston pursuant to which the Company employed Mr. Lilliston as the President and Chief Operating Officer of the Company effective October 1996 for a three year term. As part of the agreement, Mr. Lilliston is paid a base salary of $400,000 per year. In addition, the Company loaned him $100,000 in September 1996 and $200,000 in October 1996. The loans were made to assist Mr. Lilliston in the transition from his private law practice to his duties as Chief Operating Officer of the Company. The loans accrue simple interest at the rate of 8% per annum and are due and payable over a five year period at certain specified dates ending in October 2001. Mr. Lilliston receives bonuses equal to the amount of the payments, including interest, due for such loan if Mr. Lilliston is still employed by the Company (including the renewal of his employment agreement if applicable) on certain dates (the "Employment Bonus"). Through September 30, 1999 Mr. Lilliston had received $150,000 of such Employment Bonuses.

     Beginning in October 1997, so long as Mr. Lilliston remains employed by the Company (including the renewal of his employment agreement if applicable), he is entitled to a bonus of $100,000 the first time the adjusted "Average Closing Price" (the average closing price of the common stock over a thirty calendar day period) is $6.00 or more greater than the "First Day Price" (the average closing price of the Common Stock, as adjusted, over the thirty calendar day period immediately prior to October 1, 1996). Thereafter, if Mr. Lilliston is still employed by the Company (including the renewal of his employment agreement if applicable), he will be entitled to receive an additional $100,000 bonus the first time the Average Closing Price exceeds the First Day Price by $12.00 or more, as adjusted, and each whole six-dollar amount through and including $60.00, as adjusted, (each such bonus, a "Stock Bonus"). The aggregate of such bonuses is not to exceed $1,000,000. The Stock Bonuses are reduced by an amount equal to the Employment Bonus up to $150,000 plus interest payable thereon from September 1996. Through September 30, 1999 Mr. Lilliston had received a $100,000 Stock Bonus, subject to the aforementioned initial offset which reduced said bonus to zero.

     If the Company realizes pre-tax operating profits or earnings per share for any fiscal year during Mr. Lilliston's employment greater than 100% of the Company's largest pre-tax operating profit or earnings per share amount for any of the preceding years of Mr. Lilliston's employment under his employment agreement or in any of the five fiscal years immediately preceding the commencement of such agreement, and if Mr. Lilliston is still employed by the Company at the end of the applicable fiscal year, then Mr. Lilliston is entitled to receive a bonus of $50,000 for each such event. No bonus was earned or paid for fiscal 1998. For fiscal 1999 Mr. Lilliston earned both an operating profit and earnings per share bonus, both of which were subject to the offset mentioned above, resulting in a net bonus payable of $18,811.

     As part of the agreement, the Company granted Mr. Lilliston options to purchase up to 41,667 adjusted shares of Common Stock, with 20,834 of such options having been granted and vested in November 1996. Options to purchase an additional 8,333 shares of common stock and 12,500 shares of common stock were granted and vested in October 1997 and October 1998, respectively, as Mr. Lilliston reached the performance criteria established by the Board of Directors or a committee thereof. Discussions for an extension of Mr. Lilliston's employment have commenced. The Company granted Mr. Lilliston the option to purchase 41,667 shares of Common Stock in October 1999. One-half of such grant immediately vested. If Mr. Lilliston's employment is extended for a second term pursuant to the terms of the original agreement (the "Second Term"), the Company is to grant Mr. Lilliston options to purchase up to an additional 41,667 shares of Common Stock, 16,667 and 25,000 of such options to be granted one and two years, respectively, after the commencement of the Second Term with one-half of each such grant to vest immediately upon grant and the remainder thereof to vest upon Mr. Lilliston reaching certain performance criteria to be established by the Board of Directors or a committee thereof. If Mr. Lilliston's employment is extended beyond a Second Term, the Company is to grant Mr. Lilliston options to purchase up to an additional 41,667 shares of Common Stock, with such options granted in full upon such employment extension with one-half of such grant to vest immediately upon grant and the remainder thereof to vest upon Mr. Lilliston reaching certain performance criteria to be established by the Board of Directors or a committee thereof. In the event the performance goals are not met, such options vest at a fixed date in the future, contingent solely on future employment. The exercise price for such options will be equal to the closing price of the Common Stock on the applicable date of grant. Finally, as part of Mr. Lilliston's agreement, he is allowed to maintain not more than two independent outside legal consultancy client relationships, subject to approval by the Co-Chief Executive Officers, with earnings from such consultancies limited to $150,000 per year.

     Effective September 30, 1999 Mr. Lilliston's employment was extended for three months under the existing terms of employment. In January 2000 Mr. Lilliston's employment was continued on an at-will basis under the same terms, and he received a $100,000 loan bearing interest at 8%.

     Mr. Swan. In May 1997 the Company entered into an employment agreement with Robert Swan pursuant to which the Company employed Mr. Swan as the Chief Financial Officer of the Company for a three year term. Mr. Swan was paid a base annual salary of $160,000 for the first year, $175,000 for the second year and $200,000 for the current year. Mr. Swan is to receive a bonus equal to 10% of his base annual salary if net earnings for a fiscal year are greater than that of the immediately preceding fiscal year. The Company granted Mr. Swan options to purchase up to 25,000 shares of Common Stock, all of which have vested. In fiscal 1999 Mr. Swan earned a $20,000 bonus.


Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning stock options that the Company granted to the Named Executive Officers during the year ended September 30, 1999. The Company has never issued stock appreciation rights.

<CAPTIONS>
                             Individual Grants
               ------------------------------------------   Potential realizable
                            Percentage of                      value at assumed
                Number of   total options                  annual rates of stock
               securities    granted to  Exercise            price appreciation
               underlying    employees   or base   Expira-   for option term(5)
                Options      in fiscal    price     tion    --------------------
Name           granted(#)(1)  year(2)   ($/Sh)(3)   Date(4)    5%($)     10%($)
--------------------------------------------------------------------------------
  (a)                 (b)      (c)       (d)        (e)          (f)          (g)
Peter Locke(6)     100,000    19.91%    $4.6875    9/21/09    $298,787    $787,939
Donald Kushner(6)  100,000    19.91%    $4.6875    9/21/09    $298,787    $787,939
Bruce Lilliston(6)  12,500     2.49%     $2.96     10/1/08     $23,656     $62,384
Robert Swan            --        --%        --        --           --          --

__________________
(1) Represents options the Company granted under its 1988 Stock Incentive Plan.

(2) Based on an aggregate 502,243 shares of Common Stock subject to options granted to employees during the last fiscal year.

(3) The Company granted options at an exercise price equal to the closing price of the Common Stock on the NASDAQ National Market system ("NNM") on the last trading day before the grant.

(4) The term of each option grant is generally ten years from the date of grant. The options may terminate before their expiration dates if the option holder's status as an employee is terminated or upon the option holder's death or disability.

(5) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent either historical appreciation or the Company's estimate or projection of its future Common Stock prices.

(6) Options immediately vested upon grant.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table sets forth information concerning options that the Named Executive Officers exercised during the last fiscal year and the number of shares subject to both exerciseable and unexerciseable stock options as of September 30, 1999. The table also reports values for "in-the-money" options that represent the positive spread between the exercise prices of outstanding options and the fair market value of the Common Stock as of September 30, 1999. The Company has never issued stock appreciation rights.

<CAPTIONS>
                                           Number of
                                     Securities Underlying        Value of
                                      Unexercised Options/  Unexercised Options/
                 Shares                 SARs at FY-End(#)    SARs at FY-End($)
              Acquired on    Value       Exerciseable/          Exerciseable/
Name          Exercise(#)  Realized($)   Unexercisable         Unexercisable(1)
--------------------------------------------------------------------------------
Peter Locke       -0-         N/A        383,333/33,333      $447,916/$104,166
Donald Kushner    -0-         N/A        383,333/33,333      $447,916/$104,166
Bruce Lilliston 41,667     $345,964            0/0                 $0/$0
Robert Swan     15,000      $74,695         10,000/0             $31,250/$0

________________
(1) Calculated by determining the difference between the exercise price and the sale price of the Common Stock on the NNM on September 30, 1999.

                        RELATED PARTY TRANSACTIONS

     Stuart Hersch, a Director of the Company, was previously President of WarnerVision. During fiscal 1998 the Company paid to WarnerVision $1,543,000, a previously accrued payment obligation, and settled certain disputes with WarnerVision.

     In September 1996, the Company entered into an employment agreement with Bruce St. J. Lilliston pursuant to which the Company agreed to hire Mr. Lilliston as the President and Chief Operating Officer of the Company effective October 1996. As part of such agreement, Mr. Lilliston is allowed to maintain not more than two independent outside legal consultancy client relationships, subject to approval by the Chief Executive Officers. Mr. Lilliston had provided various legal services to certain of Kushner-Locke International's distributing licensees as well as August Entertainment. See
Item II, Executive Compensation - Employment Agreement - Mr. Lilliston for a further description of Mr. Lilliston's employment arrangement with the Company. In April 1999 Mr. Lilliston exercised all options granted to him by the Company and obtained 41,667 shares of common stock for $128,000.

     Since April 1996, Stuart Hersch has consulted with the Company pursuant to a month-to-month consulting agreement which provides for a monthly fee of $4,916 (since April 1999; $7,500 per month previously) to be paid to Mr. Hersch. Mr. Hersch assists the Company in analyzing potential strategic acquisitions and provides the Company consulting services in connection with the Company's infomercial operations.

     From April 1999 to December 1999 the Company paid I. Friedman Equities, Inc. $72,000 pursuant to a consulting agreement effective from April 1999 through June 2000. In July 1999 as a result of the Company's redemption of its Class C Warrants, I. Friedman Equities was paid a fee of $62,000 pursuant to a 1996 agreement. The Company understands that I. Friedman Equities is controlled by Irwin Friedman, a Company director.

     From May 1997 to October 1997, Mr. Locke personally advanced US SEARCH.com $397,000, bearing interest at 10% per annum, payable upon demand. These advances were subsequently repaid in full. In addition, US SEARCH.com paid approximately $40,000 in consulting fees and interest to Mr. Locke for services rendered through December 1997.

     In March 1999 the Board granted to each of Messrs. Kushner and Locke 50,000 restricted shares of Common Stock. In June 1999 the Board removed such restrictions and the Company issued unrestricted shares to each individual.
In February 2000 the Compensation Committee granted to each of Messrs. Kushner and Locke 200,000 restricted shares of Common Stock subject to shareholder approval of the Plan Amendment. Such shares vest over a three-year period, however any unvested shares would fully vest in the event of a change in control of the Company.

     Messrs. Friedman, Hersch, and Lannan were each granted options to purchase 13,333 shares of Company common stock at an exercise price of $7.19 per share in February 1999. In September 1999 Messrs. Friedman, Hersch, and Lannan were each granted options to purchase 13,333 shares of Company common stock at exercise prices of $4.8125 per share. Also in September 1999 Mr. Hersch was granted options for 40,000 shares of common stock at an exercise price of $4.8125 per share. Also in September 1999 the Board of Directors approved the granting to each of Messrs. Kushner and Locke special bonuses of $500,000 and options for 100,000 shares of common stock at exercise prices of $4.6875 per share.


                    REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has furnished the following report on executive compensation:

Compensation Overview

     Executive compensation consists of four key elements: base salary, cash bonus and periodic grants of stock options under the Plan or outside of the Plan. Additional benefits, including retirement and insurance benefits, are provided to executives and other key employees that the Company believes are similar to those provided by other similar companies. The Company draws most of its executives and other key employees from the entertainment industry where creative talent is crucial and commands a significant premium, and where decisions made by a relatively small number of employees with an in-depth knowledge of creative businesses can have a major impact on the performance of the Company. Persons with such unique qualifications are rare and are being pursued by other companies both in and out of the entertainment industry, many of whom have greater available resources than the Company. The goal of the Company is to attract and retain the services of qualified executives in part through its executive compensation programs. The Company believes its compensation program for executives benefits the Company through the continuation of growth expansion and new opportunities designed to enhance shareholder value.

Salary

     Salaries paid to the Company's executive officers were based upon agreements described in "Employment and Compensation Arrangements" or employment agreements then in effect. These agreements are periodically reviewed based upon changes in the Company and in its industries.

Bonus

     Following each fiscal year, the Co-Chairmen develop individual bonus recommendations based on the subjective assessment of the Company's overall performance and each executive's contribution to such performance. No specific formula is used; however, factors may include selected financial goals (e.g., operating performance), project development, long-term objectives and the executive's leadership role in any of the foregoing factors. Such factors are not necessarily linked to any specific performance related targets or given any particular weight. Bonus arrangements in employment contracts are quantified and measurable. Each of the executive officers' and certain other employment contracts include provisions for non-discretionary bonuses based on certain operating results of the Company as described under "Employment and Compensation Arrangements." No other bonuses have been paid to the executive officers.

Stock Incentive Awards

     The Company uses non-qualified stock options, restricted stock awards and other available forms of compensation under the Plan which are intended to provide additional long term incentives to key employees, including the Company's executive officers, and have the intent of aligning the executive officers' interests with the Shareholders' interest. The Plan, under which awards have been made, was approved by the Company's Shareholders. Grants under the Plan generally require the executive officer to be employed by the Company on the exercise date and vest over a period of years following the date of grant. The exercise price of option grants is generally equal to the market price of the Common Stock on the grant date; therefore such grants will only benefit an executive officer if the market price of the Common Stock is greater than on the date of the option grant. The terms of restricted stock awards, including vesting schedules, are determined in the discretion of the Compensation Committee. Under the plan, no specific formula is used to determine grants made to any particular employee, including executive officers, but grants are generally based on factors such as employment agreements, and subjective factors such as promotion, contribution to Company performance, and individual criteria. The Co-Chairmen make recommendations to the Option Committee with respect to option grants and vesting. While options typically vest over a five-year period, options granted to certain executive officers may have different vesting periods. The option committee has utilized performance criteria in certain of the grants of options to be made to the President under his employment agreement. The Board of Directors established such criteria. See "Executive Compensation."

Co-Chief Executive Officer Compensation

     Messrs. Kushner and Locke, as Co-Chief Executive Officers, are compensated pursuant to employment agreements described under "Employment and Compensation Arrangements" above. In entering into the Amended and Restated Employment Agreements and considering amendments from time-to-time, the Board of Directors considered various factors and corporate objectives, including the need to extend the term of the employment contracts of the Co-Chairmen consistent with the requirements of the Company's senior credit agreement, and the Board's desire to align the chief executives' compensation and incentives with the interests of the shareholders and the desire to compensate the chief executives based upon the achievement of certain financial performance targets and stock price targets. In addition, the Board of Directors considered information provided by certain compensation and benefits consultants with respect to compensation packages offered to executives in other entertainment companies. For the year ended September 30, 1999, the Board of Directors granted to each of Messrs. Kushner and Locke special bonuses in recognition of their significant contribution to the value of the Company. The Board of Directors believes that the employment agreements entered into with Messrs. Kushner and Locke fell within the competitive norm for other entertainment companies and is commensurate with the Company's goals of providing payment for performance and incentives for long-term shareholder returns.

     The foregoing report has been submitted by the undersigned in our capacity as members of the Company's Compensation Committee.

     Irwin Friedman
     Stuart Hersch
     John Lannan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee participated in deliberations and decisions regarding executive compensation. However, the full Board of Directors of the Company participated in deliberations and decisions regarding grants of new options to certain directors and certain employees in connection with new employment agreements and amendments and extensions of employment agreements with the Company. Other than Messrs. Kushner and Locke, no member of the Board of Directors was, during the fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries, however since April 1999 Mr. Hersch has been paid $4,916 per month ($7,500 per month through March 1999) and I. Friedman Equities, Inc. is paid $24,000 per quarter (commencing in April
1999) pursuant to consulting contracts. During fiscal year 1999, Mr. Locke served as Co-Chairman of the Board, and Co-Chief Executive Officer of the Company, and Mr. Kushner served as Co-Chairman of the Board, Co-Chief
Executive Officer, and Secretary of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met.
The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants and annual bonuses described above). However, the board does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future.

CORPORATE PERFORMANCE

     Set forth is a line graph comparing the stock price of the Company with that of the Dow Jones Equity market Index and the Dow Jones Entertainment and Leisure - Recreational Products and Services Index as of the last trading date for each of the Company's fiscal years ending September 30, 1995, 1996, 1997, 1998 and 1999. The graph assumes that $100 was invested on September 30, 1994 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.


<CAPTIONS>

Total Return Analysis

         09/30/1994   09/30/1995  09/29/1996  09/30/1997  09/30/1998  09/30/1999
Kushner
Locke         $100       $63.64      $63.64      $58.59      $52.02      $80.81

Dow Jones
Equity        $100      $129.98     $156.43     $219.31     $238.54     $303.66

D.J.
Entertainment $100      $129.04     $149.03     $167.38     $192.90     $243.08

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the report of the Board of Directors Regarding Executive Compensation (entitled "Report on Executive Compensation") beginning on page 17 and the Corporate Performance Graph on page 20 shall not be incorporated by reference into any such filings.

                              MISCELLANEOUS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of any class of the Company's equity securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company during or with respect to fiscal 1999, and certain written representations from executive officers and directors, the Company believes that each such person has complied with all Section 16(a) filing requirements applicable to such executive officers, directors and greater than 10% beneficial owners, except that Bruce Lilliston inadvertently failed to file one report on a timely basis, covering one transaction reflecting a grant of options to acquire common stock.

PROPOSALS OF SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company at its executive offices by November 1, 2000, or if the date of the 2001 Annual Meeting of Shareholders changes by more than 30 days from March 23, then a reasonable time before the Company begins to print and mail its proxy materials for such meeting. Any Shareholder proposals received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy. Proxies received in respect of Common Stock to be voted at the 2001 Annual Meeting will be voted in accordance with the best judgement of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by Shareholders after the foregoing deadline.

OTHER BUSINESS

     It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.

COST OF SOLICITING PROXIES

     The expense of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy Statement, the proxy card(s) and the Company's 1999 Annual Report will be paid by the Company and is expected to be minimal. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and other employees of the Company, for which they will receive no compensation. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that the Company will reimburse them for their reasonable expenses.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     The Company files each year with the SEC an Annual Report on Form 10-K as prescribed by the rules of the SEC. Copies of the Form 10-K will be provided, without charge, to any Shareholder of the Company. Written requests for a copy of the Form 10-K should be directed to Donald Kushner, 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025.


                                            THE KUSHNER-LOCKE COMPANY


Los Angeles, California
March 1, 2000

                                                              EXHIBIT A

          FOURTH AMENDMENT TO THE 1988 STOCK INCENTIVE PLAN
                     OF THE KUSHNER-LOCKE COMPANY



     The following is the fourth amendment to the 1988 Stock Incentive Plan (the "Plan") of The Kushner-Locke Company (the "Company"), dated as of March 23, 2000.

     WHEREAS, the following amendment to the Plan (the "Amendment") is deemed to be in the best interest of the Company; and

     WHEREAS, the Amendment has been duly approved by the Board of Directors by unanimous written consent dated as of January 28, 2000 and by the affirmative vote of the holders of the majority of the Company's stock present or represented and entitled to vote at the Special Meeting of Shareholders held on March 23, 2000;

     NOW, THEREFORE, in accordance with Section 7.7 of the Plan, the Plan is hereby amended as follows, effective as of March 23, 2000:

                               # # # #

     The second sentence of Section 2.4 is hereby amended in its entirety to read as follows:

     "The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 2,500,000 shares, subject to adjustment as set forth in Section 7.2."
                               # # # #

     Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer as of the date first set forth above.

                                    THE KUSHNER-LOCKE COMPANY


                                    By:    ____________________________
                                    Name:  Peter Locke
                                    Title: Co-Chief Executive Officer
Attest:


_____________________________
Name:  Donald Kushner
Title: Secretary